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                           EXHIBIT #99
                           -----------


                         CHARTER OF THE
                       AUDIT COMMITTEE OF
                           DEVRY INC.


I.   Authority
     ---------
     The  Audit  Committee (the "Committee") of DeVry  Inc.  (the
"Company") is established, pursuant to the Bylaws of the Company, to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities for the Company.

II.  Purpose
     -------
     The purpose of the Audit Committee is to assist the Board of
Directors  in  fulfilling its oversight responsibilities  of  the
Company,  including,  but  not  limited  to  oversight   of   the
following:

     1.   integrity of the Company's financial statements;

     2. the disclosure and financial reporting process, including the Company's disclosure controls and procedures;

     3. the Company's compliance with legal and regulatory requirements;

     4. qualifications, independence and performance of the Company's independent accountants;

     5.   performance of the Company's internal audit function; and

     6. maintenance of internal controls regarding financial, accounting and legal compliance consistent with good business practices.

     In so doing, it is the responsibility of the Committee to encourage open communication between the Committee, the outside auditors, the internal auditors (or other persons carrying on the internal audit function) and management of the Company.

     The Committee's responsibilities are ones of thoughtful oversight, recognizing that the Company's management is responsible for the integrity and preparation of the Company's financial statements and that the Company's outside auditors are responsible for auditing those financial statements.

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     In   discharging  its  oversight  role,  the  Committee   is
empowered to (i) investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and (ii) engage and, on behalf of the Company, compensate, or require the compensation of, independent counsel
and   other  advisers,  including  accounting  advisers,  as   it
determines necessary to carry out its duties.

III. Membership
     ----------
     The Committee shall be comprised of not less than three members of the Board. The Company's Nominating and Governance Committee ("Nominating Committee") shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating Committee shall recommend to the Board, and the Board shall designate, the Chair of the Committee. Members of the Committee shall serve for one year or until their successors are duly elected and qualified.

     Each  member  of  the  Committee  shall  be  independent  in accordance with the rules of the Securities and Exchange Commission (the "SEC"), New York Stock Exchange (the "NYSE") and any other regulatory body having jurisdiction over the Company's financial reporting. All members shall be financially literate in accordance with the rules of the NYSE. At least one member of the Committee shall have auditing, accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. In addition, no member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the Committee.

IV.  Responsibilities
     ----------------
     The duties and responsibilities of a member of the Committee contained herein shall be in addition to those required for a member of the Board.

     The primary general responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth

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in  this charter, it is not the duty of the Committee to plan  or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with
generally    accepted   accounting   principles   ("GAAP")    and
requirements   of  law.   Management  is  responsible   for   the
preparation,   presentation  and  integrity  of   the   Company's
financial statements and for the appropriateness and legality of the accounting principles and reporting policies that are used by the Company. The outside auditors are responsible for auditing the Company's financial statements annually, for reviewing the
Company's   unaudited  interim  financial  statements   and   for
reporting on certain matters to the Committee.

     While the fundamental responsibility for the Company's financial statements and disclosures rests with management, as reviewed by the outside auditors, the Committee should request management, internal auditors and outside auditors to inform them of, and should review:

     - major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

     - analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

     - the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

     - the effect of insider transactions on the financial statements of the Company under Section 401 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley");

     - earnings press releases and other reports or written or electronic material (including website posted material) disclosing "pro forma," or "adjusted" non-GAAP, information; and

     - communications received from and Company responses to governmental officials and generally reliable published reports that raise material issues regarding the Company's financial statements or accounting matters.

     Within the overall general responsibility the following shall be specific duties and responsibilities of the Committee.

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These  are set forth as a guide with the understanding  that  the
Committee may supplement them as appropriate, but shall have them reviewed and approved annually by the Board.

     1.   Financial Statements
          --------------------
     - Review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the Company prior to their being filed with the SEC, including: (a) an analysis of the outside auditors' judgment as to the quality of the Company's accounting principles and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative GAAP methods on the financial statements; (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements; and (d) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - Receive, review and discuss reports from the outside auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors;
       (c) any communications between the outside auditors and its national office respecting auditing or accounting issues presented by the audit engagement; and (d) other material written communications between the outside auditors and management, such as any management letter, schedule of unadjusted differences, reports on observations and recommendations on internal controls or a listing of adjustments and reclassifications not recorded.

     - Review, prior to issuance, earnings releases, and review and discuss generally the types of information to be disclosed, and the type of presentations to be made, including the use of "non-GAAP financial measures," in the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. The Chair of the Committee may represent the entire Committee for purposes of the review of earnings release and such other information.

     - Review and discuss with the co-CEOs and CFO the basis for the certifications to be provided in the Company's Form 10-K and Form 10-Qs.

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     2.   Internal Control Environment
          ----------------------------
     - Review and discuss with the outside auditors, the head of the internal audit department (or other persons responsible for the internal audit function) and management the adequacy and effectiveness of the Company's internal accounting and financial controls, including:

          - any significant deficiencies in the design or operation of the internal controls;

          -    any material weaknesses in the internal controls;

          - any special steps adopted in light of any material control deficiencies;

          - any alleged fraud (whether or not material) that involves management or the Company's employees who have a significant role in the Company's internal controls; and

          - the Company disclosure controls and procedures and management reports thereon.

     - Review management's periodic assessments of the effectiveness of the Company's internal controls over financial reporting and procedures for financial reporting and the outside auditors' attestations as to management's assessments, as well as management's periodic certifications as to internal controls over financial reporting and related matters, including disclosures to the Committee as to deficiencies or weaknesses in internal controls and procedures for financial reporting or fraud by persons involved therewith.

     - Discuss with management, the head of the internal audit department (or other persons responsible for the internal audit function) and the outside auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's policies and procedures to assess, monitor and manage the Company's exposure to risk (business and financial) and the steps management has taken with respect thereto.

     - Review all related party transactions and the controls that require such transactions to be appropriately reviewed, approved and disclosed as required.

     3.   Internal Audit
          --------------
     - Oversee and discuss the internal auditing activities and performance, including the appointment, and replacement when appropriate, of the head of the Company`s internal audit department (or other persons responsible for the internal audit function), the internal audit charter and the budget and staffing for the internal audit department.


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     -    Review with the head of the internal audit department (or
       other persons responsible for the internal audit function) the scope of the annual operational audit plan and receive, on a periodic basis, summary audit reports from completed audits, progress reports on the annual audit plan and a status report detailing actions taken, or to be taken, by management to address outstanding issues or findings.

     - Review reports of internal audit activity and recommendations.

     - Review with the outside auditors the performance and effectiveness of the internal audit function and its role in the internal control environment.

     4.   External Audit
          --------------
     - The Committee shall be directly responsible for, and have sole authority as to, the appointment (subject to shareholder ratification), retention, termination and compensation (on behalf of the Company) and oversight of the work of the outside auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting, all for the purpose of such outside auditors' preparation and issuance of audit reports, periodic reports, attestations, comfort letters and other related work as to the Company's financial statements, financial information and accounting matters. The outside auditors shall report directly to the Committee.

     - The Committee shall have sole authority to, and must, pre-approve all audit and non-audit services provided by the outside auditors to the Company (including all fees and terms of service but subject to any de minimis exceptions permitted by law for non-audit services, which must, in any event, be approved annually by the Committee prior to completion of the annual audit). The Committee may take any measures that it determines to be appropriate to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member or members of the Committee or to a subcommittee of the Committee. The decisions of any Committee members or subcommittee to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     - At least annually, consider the independence of the outside auditors, including whether the outside auditors' performance of permissible non-audit services is compatible with the auditor's independence, and obtain from the outside auditors a written statement delineating all relationships between the outside auditors and the Company and any other relationships that may adversely affect the independence of the auditor. Discuss with the outside auditors any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

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     -    At least annually, the Committee shall obtain and review a report by the outside auditors describing

          - the outside auditing firm's internal quality control procedures;

          - any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and

          - all relationships between the outside auditors and the Company (to assess the auditor's independence).

     - Based upon the foregoing two paragraphs, the outside auditor's work throughout the year, and any other relevant factors, evaluate the performance of the Company's outside auditors in the fulfillment of their role, including a review and evaluation of the lead partner of the Company's outside auditors. In making its evaluation, the Committee shall take into account the opinions of management and the head of the Company's internal audit department (or other persons responsible for the internal audit function).

     - Ensure the rotation of the lead and concurring audit partners required under Section 203 of Sarbanes-Oxley and applicable SEC and NYSE rules.

     - Meet separately with the independent accountants to discuss any matters that the Committee or the outside auditors believe should be discussed privately, including any audit problems or difficulties and management's response.

     - Review periodic communications required by external audit regulators between the outside auditors and the Audit Committee including relevant matters in Statement on Auditing Standards ("SAS") No. 61 and SAS No. 100 (as modified, amended or supplemented from time to time). The communication shall include the outside auditors' judgements about the quality and applicability of the Company's accounting principles, appropriateness of underlying estimates, and the effect of significant events, transactions and changes in accounting estimate applied to the Company's financial reporting.

     - Review with management and the outside auditors the scope and results of the annual audit, including any problems, difficulties or restrictions encountered during the audit, including any written communications between the outside auditors and management.

     - Recommend to the Board whether the audited financial statements should be included in the annual report on Form 10-K.

     - Set, and recommend for Board approval, clear hiring policies for the Company as to employees or former employees of the outside auditors that meet legal requirements and stock exchange rules.

     5.   Compliance
          ----------
     - Establish procedures for receipt, retention and handling of confidential and anonymous submission by employees or others relating to controls, accounting or auditing matters and any other matters as might materially affect the Company.

     - Discuss with management, the head of the internal audit department (or other persons responsible for the internal audit function) and the outside auditors the Company's adherence to legal compliance programs and its Code of Conduct and the steps management has taken to require and monitor such adherence by Company employees and agents.

     - Review and discuss the status of compliance with accounting, legal, regulatory, tax and other developments of major significance to the Company.

     6.   Other
          -----
     - Review and reassess this Charter of the Committee on an annual basis, or more frequently as appropriate, and recommend required changes to the Board.

     - Maintain minutes and records of all meetings and activities of the Committee.

     - Have included in the Company's annual proxy relating to meetings of shareholders, all reports and information as may be required by SEC or other regulations.

     -    Perform an annual evaluation of the Committee's performance.

     - Require each of its members to certify annually that such person meets the independence requirements prescribed by law and/or stock exchange rules, including that such person has received no compensation from the Company other than director and Board committee fees.

     - Perform any other activities and special reviews consistent with the Charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

V.   Committee Meetings
     -----------------
     The Committee shall meet as least four times a year, or more frequently as circumstances dictate at the discretion of the Chair. The Committee shall establish an agenda for each meeting.

The Committee may ask representatives of the Company's management and/or others to attend Committee meetings and to provide pertinent information as appropriate. The Committee shall periodically meet separately in executive session with each of management, the head of the internal audit department (or other personnel responsible for the internal audit function) and the outside auditors.

VI.  Meetings with the Board of Directors
     ------------------------------------
     The Committee shall meet with the Board at each regularly scheduled Board meeting, or such additional times as the Board deems appropriate, to discuss the status of its work. The Committee will provide the Board with a report of its activities following each meeting of the Committee at the next regularly scheduled meeting of the Board, or sooner depending on the circumstances. The Committee shall review with the Board any issues that arise as to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's outside auditors or the performance of the internal audit function.

VII. Access to the Corporation and Resources
     ---------------------------------------
     The Committee shall have access to all Company books, records, facilities and personnel needed to perform its responsibilities, including meetings with the independent accountants, the personnel performing the internal auditing function, General Counsel's office and any other personnel deemed necessary. The Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties, and be provided by the Company with appropriate funding, as determined by the Committee, in order to discharge its responsibilities.

VIII. Certification
      -------------
     This Charter of the Audit Committee, as amended, was duly approved and adopted by the Board of Directors on the 10th day of February, 2004.



     ________________________________________Secretary